Exhibit 99.1
FOR IMMEDIATE RELEASE
STERLING CONSTRUCTION COMPANY, INC. ANNOUNCES SECOND QUARTER RESULTS
AND CONFIRMS GUIDANCE
Houston, TX — August 11, 2005. Sterling Construction Company, Inc. (AMEX:STV), (“Sterling” or the “Company”), today announced results of operations for the second quarter ended June 30, 2005. Sterling operates through two subsidiaries, Sterling Houston Holdings, Inc. (the “Construction Segment”), a heavy civil construction company that specializes in municipal and state water, sewer and transportation projects in Texas; and Steel City Products, Inc. (the “Distribution Segment”), a distributor of automotive accessories and other products based in Pittsburgh, Pennsylvania.
Second Quarter 2005 Compared to Second Quarter 2004
•	Consolidated revenues rose 82% to $63.3 million from $34.7 million;

•	Consolidated Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) rose 40% to $5.4 million compared to last year’s EBITDA, before minority interest, of $3.8 million;

•	Pre-tax income increased 50% to $3.6 million from $2.4 million;

•	Net income rose 48% to $2.4 million from $1.6 million;

•	Diluted earnings per share rose 11% to $0.26 from $0.23, despite the 33% increase in the weighted average number of diluted shares outstanding, principally relating to the purchase of the minority interest in exchange for shares.
First Half 2005 Compared to First Half 2004
•	Consolidated revenues rose 63% to $109.2 million from $67.1 million;

•	Consolidated Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) rose 40% to $8.4 million compared to last year’s EBITDA, before minority interest, of $6.0 million;

•	Pre-tax income increased 69% to $4.9 million from $2.9 million;

•	Net income rose 71% to $3.2 million from $1.9 million;

•	Diluted earnings per share rose 30% to $0.35 from $0.27, despite the 30% increase in the average number of diluted shares outstanding.
Commenting on the results, Joseph Harper, Sterling’s President said that both segments performed well. He stated, “Construction revenues rose 95% while distribution revenues were up 13% compared to last year’s second quarter. While contract revenues are up 76% through the first half 2005, our backlog has continued to grow from 2004’s year-end level of $232 million, with the continued receipt of contract awards. From January 1 through August 10 the Company has added new contracts worth approximately $229 million. Most notable among these is a two-year, TX DoT contract valued at $68.9 million for a project in Fort Bend County, TX.”
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Sterling Construction Company News Release	Page 2
August 11, 2005
He continued, “The second quarter construction gross margin percentage of 10.5% was, as anticipated, ahead of the first quarter’s 8.4%, but as also expected, below last year’s second quarter 15.7% gross margin percentage. As was the case in the current first quarter, we are working on a number of legacy contracts which had been bid and won in the more competitive 2003 and early 2004 business environment. In addition, last year’s second quarter included better than expected financial performance on the completion of certain contracts.”
Mr. Harper went on to say, “The number, size, scope and complexity of the contracts we have been bidding and winning have increased, as has the size and duration of our backlog which now runs well into 2007. We have therefore made significant investments in equipment and crews; in the first half this year we purchased over $8 million in new equipment to respond to our growing backlog and general strong business conditions.”
Maarten Hemsley, the Company’s Chief Financial Officer, said, “While our statement of operations includes a full income tax provision, we have substantial tax loss carryforwards sheltering most pre-tax operating income from federal taxes. On a pre-tax basis, diluted earnings per share were $0.39 for the second quarter of 2005 compared with $0.34 for the second quarter of last year, and for the first half were $0.52 compared with $0.40 last year.”
To protect the Company’s tax loss carryforwards, which represent a significant corporate asset, shareholders and prospective shareholders are reminded that the Company has in place charter restrictions on the accumulation of shareholdings exceeding 4.5%, as such an accumulation could, under current tax laws, adversely affect the use of the tax losses.
Mr. Hemsley went on to say, “On an annualized basis, our year-to-date consolidated revenues, EBITDA and pre-tax income are running ahead of our prior guidance which had been for consolidated revenues of more than $200 million, consolidated EBITDA of at least $14 million and consolidated pre-tax income above $8 million. With the strong backlog position and an improving gross margin mix, management expects the second half to reflect an improvement in revenues and profits compared with the first half. The Company’s current policy is to not update its guidance on an interim basis, but the first half results combined with current expectations of second half performance indicate that full year results should be comfortably ahead of guidance levels, barring unforeseen circumstances, such as adverse weather conditions.”
Conference Call
Sterling’s management will host a conference call Thursday, August 11 at 10:30 am EDT/9:30 am CDT to discuss second quarter results and recent corporate developments. The call will be hosted by Pat Manning, Sterling’s Chairman and CEO, Joe Harper, President and Maarten Hemsley, CFO. Interested parties may participate in the call by dialing 706-679-0858. Please call in 10 minutes before the conference is scheduled to begin and ask for the Sterling Construction call. To listen to a webcast of the call, please go to the Company’s website at www.sterlingconstructionco.com at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the website.
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Sterling Construction Company News Release	Page 3
August 11, 2005
This press release includes certain statements that fall within the definition of “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, including overall economic and market conditions, competitors’ and customers’ actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. Any prediction by the Company of future financial results or other events is only a statement of management’s belief at the time the prediction is made. There can be no assurance that any prediction once made will continue thereafter to reflect management’s belief, and the Company does not undertake to update its predictions.
(See Accompanying Tables)

Sterling Construction Company News Release	Page 4
August 11, 2005
STERLING CONSTRUCTION COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except share and per share data)
Unaudited

	Three months ended		Six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Contract revenues	$57,228	$29,354	$96,641	$54,940
Distribution revenues	6,089	5,389	12,625	12,112

	63,317	34,743	109,266	67,052

Cost of contract revenues earned	51,223	24,739	87,278	47,647
Cost of goods sold, including occupancy, buying and warehouse expenses	5,017	4,527	10,581	10,303
Selling and administrative expenses, net	2,984	2,389	5,509	4,865
Provision for doubtful accounts	11	—	41	—
Interest expense, net of interest income	435	219	982	738

	59,670	31,874	104,391	63,553
Income before minority interest and income taxes	3,647	2,869	4,875	3,499

Minority interest	—	442	—	609

Income before income taxes	3,647	2,427	4,875	2,890

Income taxes:
State income tax expense (benefit)	6	9	(11)	16
Deferred income tax expense	1,240	794	1,658	983

Total income tax expense	1,246	803	1,647	999

Net income	$2,401	$1,624	$3,228	$1,891

Basic net income per share	$0.31	$0.31	$0.43	$0.36

Weighted average number of shares outstanding used in computing basic per share amounts	7,720,053	5,316,440	7,556,658	5,241,973

Diluted net income per share	$0.26	$0.23	$0.35	$0.27

Weighted average number of shares outstanding used in computing diluted per share amounts	9,413,612	7,081,760	9,348,549	7,174,166

EBITDA	$5,358	$3,827	$8,389	$5,990

Sterling Construction Company News Release August 11, 2005	Page 5
STERLING CONSTRUCTION COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET HIGHLIGHTS
($ thousands)

	Unaudited	Audited
	June 30, 2005	Dec. 31, 2004
Cash & cash equivalents	$6,451	$3,518

Total current assets	63,090	48,078

Property and equipment, net	27,151	21,227

Total Assets	$108,709	$89,544

Total current liabilities	$46,892	$32,324

Long-term debt, net of current portion	21,778	22,012

Total Stockholders’ equity	40,039	35,208

Total Liabilities and Stockholders’ Equity	$108,709	$89,544

Contact:
Sterling Construction Company, Inc.	Investor Relations Counsel
Maarten Hemsley, 781-934-2219	The Equity Group Inc.
or	Linda Latman 212-836-9609
Joseph Harper, 281-821-9091	Andreas Marathovouniotis 212-836-9611
www.sterlingconstructionco.com	www.theequitygroup.com
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